Exhibit 99.1

Extreme Networks Announces $200 Million Share Repurchase Authorization

Morrisville, NC., February 18, 2025 – Extreme Networks, Inc. (Nasdaq: EXTR), a leader in cloud networking, today announced that its Board of Directors has authorized a share repurchase of $200 million of common stock over a three-year period, commencing July 1, 2025. Extreme has approximately $50 million remaining from the share repurchase authorization approved in May 2022, which expires June 30, 2025.

Kevin Rhodes, Extreme’s Executive Vice President and CFO said, "We have resumed our buyback activity after several quarters of sequential growth and improvement in cash flow. Given the confidence we have in our long-term growth prospects, we believe the best use of free cash flow is to deleverage our balance sheet, offset dilution from our equity programs, and to opportunistically return capital to shareholders. This buyback authorization further extends our ability to maximize shareholder returns beyond fiscal 2025.”

The manner, timing and amount of any future purchases will be determined by the Company's management based on their evaluation of market conditions, stock price, Extreme’s ongoing determination that it is the best use of available cash and other factors. The repurchase program does not obligate Extreme to acquire any common stock, may be suspended or terminated at any time without prior notice and will be subject to regulatory considerations. Purchases may be made from time to time in the open market or pursuant to a 10b5-1 plan.

Forward-Looking Statements

Statements in this press release, including statements regarding the company's cash flow and its intention to repurchase shares of its common stock from time to time under the stock repurchase program, are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date of this release. There are several important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, the market price of the company's stock prevailing from time to time, the nature of other investment opportunities presented to the company from time to time, the company's cash flows from operations, general economic conditions, and other factors discussed under Item 1A. "Risk Factors," in the company’s Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other reports filed with the SEC. The company undertakes no obligation to update any forward-looking statements, whether as a result of new information, the occurrence of certain events or otherwise. As a result of these risks and others, actual results could vary significantly from those anticipated in this press release, and the company’s financial condition and results of operations could be materially adversely affected.

About Extreme Networks:

Extreme Networks, Inc. (EXTR) is a leader in AI-driven cloud networking, focused on delivering simple and secure solutions that help businesses address challenges and enable connections among devices, applications, and users. We push the boundaries of technology, leveraging the powers of artificial intelligence, analytics, and automation. Tens of thousands of customers globally trust our AI-driven cloud networking solutions and industry-leading support to enable businesses to drive value, foster innovation, and overcome extreme challenges. For more information, visit Extreme's website at www.extremenetworks.com or follow us on LinkedIn, YouTube, X, Facebook, or Instagram.

Extreme Networks and the Extreme Networks logo are trademarks or registered trademarks of Extreme Networks, Inc. in the United States and other countries.

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Investor Relations and Press Contacts:

Stan Kovler SVP, Corporate Development & Investor Relations Extreme Networks 919-595-4196 skovler@extremenetworks.com	Amy Aylward VP, Corporate Marketing Extreme Networks 603-952-5138 PR@extremenetworks.com

Source: Extreme Networks, Inc.